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                                                                    EXHIBIT 21.1

                          SUBSIDIARIES OF AAR CORP. (1)


                                                                    State of
                        Name of Corporation                      Incorporation
                        -------------------                      -------------
AAR Distribution, Inc. (2)                                          Illinois
AAR Allen Services, Inc. (3)                                        Illinois
AAR Parts Trading, Inc. (4)                                         Illinois
AAR Engine Services, Inc. (5)                                       Illinois
AAR Aircraft & Engine Sales & Leasing (6)                           Illinois
AAR International, Inc. (7)                                         Illinois
AAR Manufacturing Group, Inc. (8)                                   Illinois

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(1) Subsidiaries required to be listed pursuant to Regulation S-K Item
    601(b)(21).

(2) Also does business under the names AAR Distribution, AAR Airframe Services.

(3) Also does business under the names AAR Landing Gear, AAR Tempco, AAR Component Services, Mars Aircraft Radio and AAR Hermetic.

(4) Also does business under the names AAR Aircraft Turbine Center, AAR Allen Aircraft, AAR Defense Systems and AAR Expendables.

(5) Also does business under the name AAR Engine Component Services, AAR Power Services, and AAR Energy Services.

(6) Also does business under the names AAR Engine Sales & Leasing, AAR Aircraft Sales & Leasing, AAR Advisory Services and AAR Financial Services Corp.

(7) Also does business under the names AAR Distribution, AAR Aircraft Component Services, AAR Engine Group International, and AAR Allen Group International.

(8) Also does business under the names AAR Cargo Systems, AAR Mobility Systems, AAR Composites, AAR Craig Systems and AAR ATICS.